EXHIBIT 3.20

                               ARTICLES OF MERGER

                         CAVALCADE OF SPORTS MEDIA, INC.

                             (a Nevada corporation)

                                       AND

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.

                           (a California corporation)

The undersigned corporations, desiring to merge a California corporation, Pacificap Entertainment Holdings, Inc., as the merging corporation, with and into a Nevada corporation, Cavalcade of Sports Media, Inc., a wholly-owned subsidiary of Cavalcade of Sports Media, Inc., as the surviving corporation, hereby sign, seal, and present for filing these Articles of Merger as required by the corporate law of Nevada, in accordance with Section 92A.180, of the Nevada Revised Statutes, MERGER OF SUBSIDIARY INTO PARENT ,as follows:

1. The names of the constituent corporations are:

Merging Corporation:

Pacificap Entertainment Holdings, Inc., a California corporation, having its principal executive offices at 12121 Wilshire Boulevard, 14th Floor, Los Angeles, CA 90025, is the wholly owned subsidiary of Cavalcade of Sports Media, Inc., a Nevada corporation. Cavalcade of Sports Media, Inc. owns 100% of Pacificap Entertainment Holdings

Surviving Corporation:

Cavalcade of Sports Media, Inc., a Nevada corporation, having its principal executive offices at 12868 Via Latina, Del Mar 92014

2. The addresses of the corporations are:

Pacificap Entertainment Holdings, Inc.
12121 Wilshire Boulevard, 14th Floor
Los Angeles, CA 90025


Cavalcade of Sports Media, Inc. (Nevada)
12868 Via Latina
Del Mar, California 92014

3. This merger is permitted under the laws of the States of California and Nevada. Pacificap Entertainment Holdings, Inc. (California) and Cavalcade of Sports Media, Inc. (Nevada) have complied with the applicable provisions of the laws of the States of California and Nevada.

4. On September 23, 2003, Cavalcade of Sports Media, Inc. and Pacificap Entertainment Holdings, Inc. entered into a Plan and Agreement of Reorganization under 368(a)(1)B of the Internal Revenue Code wherein the holders of 100% of the issued and outstanding shares of Pacificap Entertainment Holdings, Inc. exchanged all of their 18,000,000 shares of Common Stock with 18,000,000 newly issued shares of Cavalcade of Sports Media, Inc. Common Stock. In accordance with Section 92A180(3), Cavalcade of Sports Media, Inc. mailed a summary of the plan of reorganization to each owner of the subsidiary.


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ARTICLES OF MERGER
Cavalcade of Sports Media, Inc. (Nevada) and Pacificap Entertainment Holdings, Inc. (California)
PAGE 2

5. On October 20, 2003, the Board of Directors unanimously consented in writing, in lieu of a formal meeting, to merge the subsidiary (Pacificap Entertainment Holdings, Inc.)_into itself (Cavalcade of Sports Media, Inc.), which action did not require shareholder approval pursuant to Section 92A.180(1) of the Nevada Revised Statutes. The adoption of this action by the Board was unanimous.

6. The shares of the California corporation shall be canceled upon the filing and acceptance of similar Articles of Merger with the Secretary of State of California, which shall be submitted with the Articles herein upon their acceptance by the Nevada Secretary of State.

7. The merger shall be effective upon the filing of these Articles of Merger in the state of Nevada.

8. The Articles of  Incorporation  of Cavalcade of Sports  Media,  Inc.  will be
amended  in  conjunction  with  the  merger.   Article  I  of  the  Articles  of
Incorporation is hereby amended to read as follows:

    I. The name of the corporation is: PACIFICAP ENTERTAINMENT HOLDINGS, INC.

9. The surviving corporation agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of California as its agent to accept service of process and to send it to:

Pacificap Entertainment Holdings, Inc.
12868 Via Latina
Del Mar, California 92014

10. A copy of the Plan and Agreement of Merger is on file at the offices of the surviving corporation. A copy will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger this 20th day of October 2003.

                         CAVALCADE OF SPORTS MEDIA, INC.
                                    (Nevada)

ATTEST:

                                /s/ Ed LItwak
                       By:_______________________________
                           Edward E. Litwak, President

SECRETARY

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                                  (California)

ATTEST:

                               /s/ Michael Riley
                       By:________________________________
                            Michael Riley, President

SECRETARY